Exhibit 10.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made as of October 22, 2012 (the “Effective Date”), by and between Real Estate Associates Limited IV, a California limited partnership (“Assignor”); Terrace House, LLC a Connecticut limited liability company (“Terrace House”); W. Matthew Harp as executor for the Estate of Wendell C. Harp (the “Estate”); W. Matthew Harp, an individual (“Harp”); and John D. Prete, an individual (“Prete”), each a “Party“ and, as the context requires, any two or more, collectively, “Parties”), with reference to the following:

A.         The Branford Group Limited Partnership (the “Partnership”) was formed as a limited partnership under the laws of the State of Connecticut and is being governed pursuant to an Agreement and Certificate of Limited Partnership, dated as of February 25, 1982 (the “Partnership Agreement”).

B.         Prete is the surviving sole operating general partner of the Partnership and Assignor is the limited partner of the Partnership.

C.        Wendell C. Harp, who is now deceased, was a co-operating general partner of the Partnership, and upon his death, his general partnership interest was converted to a special limited partner interest.

D.        Assignor has agreed to assign all of its limited partnership interest in the Partnership to Terrace House and to the “Operating General Partner,” as defined herein, and withdraw from the Partnership, Terrace House has agreed to acquire such limited partnership interest of Assignor and the Operating General Partner has consented to such assignment and assumption, all pursuant to the terms of this Agreement.

E.         The Parties hereto have agreed to admit Harp as a co-operating general partner in exchange for consideration set forth herein.

F.         Harp and Prete shall collectively be referred to as the “Operating General Partner”.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Assignment and Assumption.

1.1          Effective as of the “Closing” (as hereinafter defined):

(a)          Assignor hereby assigns to Terrace House 2% of Assignor’s interest in the Partnership, 49% of Assignor’s interest in the Partnership to John D. Prete and 49% of the Assignor’s interest in the Partnership to W. Matthew Harp, as the executor of the estate of Wendell C. Harp, including, without limitation, all Profits and Losses, Cash From Operations, Net Refinancing Cash, Cash from Disposition or Partial Disposition and other Partnership distributions, other Partnership funds and assets, and any reimbursements of expenses, repayments of any loans made by the Withdrawing Limited Partner or any Affiliate to the Partnership (collectively, the “Interest”), and

(b)          Terrace House and the Operating General Partner, jointly and severally, assume and agree to perform all of the obligations of Assignor under the Partnership Agreement.

1.2          In consideration of Assignor’s assignment of the Interest, at the Closing Terrace House shall pay to Assignor an amount (the “Payment”) equal to $1,530,000.00 payable in cash and Harp shall pay to Assignor $1.00. Assignor covenants and agrees that such sums shall be received in full satisfaction of all obligations and liabilities due Assignor in connection with or in any manner arising out of the Partnership, the Project or any other assets owned by the Partnership.

2.            Closing.

2.1          The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur no later than  October 31, 2012 (the “Closing Date”).

2.2          At the Closing:

(a)          As provided in Section 1.2, Terrace House shall pay the Payment; and

(b)          Assignor, Terrace House, and the Operating General Partner shall execute and exchange countersigned counterparts of the First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership in the form attached hereto as Exhibit A (the “Amendment”).

3.            Conditions to Closing.

3.1         Each of the Parties acknowledges that the consents of the Governmental Agencies to the transfer of the Interest, as contemplated by this Agreement is  required. Terrace House and the Operating General Partner shall use commercially reasonable efforts to obtain the same, and Assignor, at no cost, expense or liability to it, will cooperate to provide the Authority with such information and executed documents which the Authority may reasonably require in order to evaluate such transfer and it shall be a condition precedent to Closing that the Authority’s consent is received prior to Closing. Terrace House, on the one hand, and Assignor, on the other, shall each provide the other with copies of any correspondence from the Authority that it receives in connection with their review of the proposed transfer of the Interest.

3.2         It shall be a condition precedent to Closing that all representations, warranties set forth herein shall be true and correct in all material respects, and all covenants set forth herein shall have been fully complied with in all material respects as of the Closing.

3.3         Notwithstanding anything to the contrary contained or implied in this Agreement, there are no other conditions to the obligation of the Parties to close the transaction contemplated by this Agreement except as expressly set forth in this Section 3.

3.4         If on or before Closing any condition set forth in Section 3.1 or 3.2 has not been satisfied, this Agreement shall terminate and be of no further force or effect.

4.            Representations, Warranties and Covenants.

4.1          As a material inducement to Terrace House and the Operating General Partner entering into this Agreement, Assignor hereby represents and warrants to Terrace House the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)          Assignor is the owner of the Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Terrace House and the Operating General Partner shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignor.

(b)          The execution and delivery of this Agreement by Assignor and the performance of the transactions contemplated herein have been duly authorized by all requisite partnership proceedings and, assuming the due and proper execution and delivery by Terrace House and Operating General Partner, this Assignment is binding upon and enforceable against Assignor in accordance with its terms.

4.2          As a material inducement to Assignor entering into this Agreement, Terrace House and the Operating General Partner each hereby represents and warrants to Assignor the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)          The execution and delivery of this Agreement by Terrace House and the Operating General Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)          Assuming the due and proper execution and delivery by Assignor, this Assignment is binding upon and enforceable against Terrace House and the Operating General Partner in accordance with its terms.

(c)  No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Terrace House or the Operating General Partner, or, to the knowledge of Terrace House and the Operating General Partner, threatened against Terrace House or the Operating General Partner pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor does Terrace House know of any reason to believe any such proceeding will be instituted.

(d)  Terrace House and the Operating General Partner is each aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the “Securities Laws”).  Terrace House and the Operating General Partner is each able to bear the economic risk of its respective investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws.  Each of Terrace House and the Operating General Partner is acquiring its portion of the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(e)          Terrace House is an affiliate of the Operating General Partner and, knows, therefore, at least as much about the Partnership as Assignor. Terrace House is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership.  Terrace House has had an opportunity to ask questions about and seek information about the Partnership and the Project, and has not relied upon any express or implied representations or warranties from Assignor with regard to the Interest, the Partnership or the Project, except as expressly provided herein.

(f)           Terrace House covenants to Assignor that on or before Closing, the Partnership will have obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consents, to the extent required, of all holders of all Mortgages and of all Governmental Agencies.

4.3          Except as expressly provided in this Section 4, no Party has made any other representation or warranty concerning the Interests, the Apartment Complex, the Partnership or any other matter.

5.            Miscellaneous.

5.1          All notices, demands, requests and other communications required pursuant to the provisions of this Agreement (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, (ii) if personally delivered, on the actual date of delivery, (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) sent by confirmed facsimile transmission or electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (i) through (iii) no later than three (3) business days thereafter.  All notices shall be sent to the addressee at its address set forth following its name below: addressed as follows:

(a)          If to Assignor:

Aimco

80 International Drive, Suite 130

Greenville SC 29615

Attention: Eric Mathis

and:

Aimco

4582 South Ulster Street Parkway

Suite 1100

Denver, CO  80237

Attention:  Ken Diamond, Esq.

Facsimile:  720-200-6882

with a copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Los Angeles, CA 90017

Attention: Peter H. Alpert

Facsimile: 213-687-1511

(b)          If to Terrace House or the Operating General Partner, to the intended recipient at:

W. Matthew Harp

300 Whaley Avenue

New Haven, Connecticut

Facsimile:

and:

John Prete

300 Wentworth Court

Naples, Florida 34104

Facsimile:

with a copy to:

Susman, Duffy & Segaloff, PC

Laura M. Sklaver, Esq.

59 Elm Street, Fifth Floor

New Haven, Connecticut  06510

Facsimile 203-562-8430

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

5.2   If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

5.3  This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

5.4  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Project is located.

5.5  Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of either Assignor.

5.6  The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

5.7  All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

5.8  In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys’ fees incident to any such proceeding. The term “prevailing party” as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

5.9  This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

5.10               In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

5.11               Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

[Signatures on following page(s)]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNOR:                                                          REAL ESTATE ASSOCIATES LIMITED IV,

a California limited partnership

By National Partnership Investments, LLC,

a California limited liability company,

its general partner

By   Bethesda Holdings I, LLC,

a Delaware limited liability company,

its member

By   AIMCO/Bethesda Holdings, Inc.,

a Delaware corporation,

its member

By  /s/John Bezzant

Name: John Bezzant

Title: Executive Vice President

ASSIGNEE:                                                           TERRACE HOUSE, LLC,

a Connecticut limited liability company

By  /s/John D. Prete

Name: John D. Prete

Title: Partner

OPERATING GENERAL PARTNER:                  /s/W. Matthew Harp

W. MATTHEW HARP, as executor for the Estate of Wendell C. Harp

/s/John D. Prete

JOHN D. PRETE